UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 23, 2011

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34747	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 23, 2011, Spansion LLC (“Spansion”), a wholly owned subsidiary of Spansion Inc. (the “Company”), and Trumark Companies LLC (“Trumark”) entered into an Option Agreement for the Purchase and Sale of Real Property and Escrow Instructions (the “Agreement”) relating to the sale of certain real property that consists of approximately 24.5 acres of land with approximately 471,000 square feet of buildings that include the Company’s headquarters building and submicron development center (“SDC”), a Pacific Gas & Electric transmission facility and a warehouse building (collectively, the “Property”). The Property is part of a Superfund site.

Pursuant to the Agreement, Spansion grants Trumark an exclusive option to purchase the Property (the “Option”). The term of the Option commences on the date that Trumark delivers an approval notice (within 75 days following the date the Agreement was signed) and makes a required payment into an escrow account (within two days following the date the Agreement was signed). The term of the Option ends on or before the earlier of the following: (i) ten days following Trumark’s receipt of tentative map approval by the City of Sunnyvale; (ii) 150 days following the City of Sunnyvale’s approval of a general plan amendment that would permit residential use of the Property, subject to certain conditions; or (iii) 17 months following the date that is 75 days after the date the Agreement was signed. Trumark has the right to exercise the Option at any time during the term of the Option by delivering to Spansion written notice. Upon such exercise, the provisions of the Agreement pertaining to the sale of the Property by Spansion to Trumark shall apply.

The purchase price for the Property shall be $68.0 million. In addition, the Agreement provides for Trumark to make certain additional payments to Spansion if during certain periods following the closing of the sale of the Property Trumark subsequently sells the SDC or the Pacific Gas & Electric transmission facility. The Agreement also provides that Trumark shall enter into a lease with Spansion following the closing of the sale of the Property to provide time for Spansion to transition to other facilities.

The preceding description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 27, 2011.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 28, 2011	SPANSION INC.

	By:	/s/ Randy W. Furr
	Name:	Randy W. Furr
	Title:	Executive Vice President and Chief Financial Officer

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